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                                                                   EXHIBIT 23(a)


The Board of Directors
Florida Power Corporation:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
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KPMG LLP
June 15, 2001
St. Petersburg, Florida